Exhibit 99.1
FIRST AMENDMENT

This First Amendment (the "Amendment") is made and entered into as of June 4, 2018, by and between FREEDOM CIRCLE LLC, a Delaware limited liability company ("Landlord") and CHEGG, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to Silicon Valley CA-I, LLC) and Tenant are parties to that certain lease dated May 10, 2012, which lease is supplemented by a Commencement Date Memorandum dated October 12, 2012 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 45,000 rentable square feet (the “Original Premises”) described as the entire building located at 3990 Freedom Circle, Santa Clara, California (the "3990 Building").

B.
Tenant has requested that additional space containing approximately 22,500 rentable square feet described as Suite No. 100 on the 1st floor of the building located at 2540 Mission College Blvd., Santa Clara, California (the “2540 Building”) shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions. From and after the Expansion Effective Date (defined below), the Original Premises and the Expansion Space shall collectively be referred to herein as the “Premises” and the 3990 Building and the 2540 Building shall collectively be referred to as the “Building” under the Lease.

C.	The Lease by its terms shall expire on February 28, 2019 ("Prior Termination Date"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Expansion and Effective Date. Effective as of the later to occur of (a) six (6) months after Landlord tenders possession of the Expansion Space to Tenant, or (b) December 1, 2018 (the “Expansion Effective Date”), the Premises, as defined in the Lease, is increased from 45,000 rentable square feet to 67,500 rentable square feet by the addition of the Expansion Space, and from and after the Expansion Effective Date, (i) the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease and (ii) the 3990 Building and the 2540 Building, collectively, shall be deemed the Building, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date (hereinafter defined). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. References in the Lease regarding “date of the Lease” as they relate to the Premises shall mean the date of this Amendment solely with respect to the Expansion Space. The schedules of the Monthly Installments of Rent set forth in III.A and III.B below have been prepared based on a presumed Expansion Effective Date of December 1, 2018. If the actual Expansion Effective Date is later than December 1, 2018, the parties shall memorialize the actual Expansion Effective Date and corresponding modifications to the schedules set forth below in a further amendment to the Lease in a form reasonably acceptable to the parties within 10 days after either party’s request.

II.
Extension. The Term of the Lease is hereby extended and shall expire on the date ("Extended Termination Date") which is sixty (60) months after the Expansion Effective Date plus such additional days as may be required to cause the Term to expire on the final day of the calendar month, unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term".

III.	Monthly Installment of Rent.

A.
Original Premises From and After Extension Date. As of the Extension Date, the schedule of Monthly Installment of Rent payable with respect to the Original Premises during the Extended Term is the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Installment of Rent
3/1/2019 to 11/30/2019	$2.45	$110,250.00
12/1/2019 to 11/30/2020	$2.52	$113,400.00
12/1/2020 to 11/30/2021	$2.60	$117,000.00
12/1/2021 to 11/30/2022	$2.68	$120,600.00
12/1/2022 to 11/30/2023	$2.76	$124,200.00

Monthly Installment of Rent shall be payable by Tenant in accordance with the terms of the Lease.

B.
Expansion Space From Expansion Effective Date Through Extended Expiration Date. As of the Expansion Effective Date, the schedule of Monthly Installment of Rent payable with respect to the Expansion Space for the balance of the original Term and the Extended Term is the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Installment of Rent
12/1/2018 to 11/30/2019	$2.40	$54,000.00
12/1/2019 to 11/30/2020	$2.47	$55,575.00
12/1/2020 to 11/30/2021	$2.55	$57,375.00
12/1/2021 to 11/30/2022	$2.62	$58,950.00
12/1/2022 to 11/30/2023	$2.70	$60,750.00

Monthly Installment of Rent shall be payable by Tenant in accordance with the terms of the Lease.

Notwithstanding the above schedule of Monthly Installment of Rent to the contrary, as long as there is no Event of Default under the Lease, Tenant shall be entitled to an abatement of 3 full calendar months of Basic Rent in the aggregate amount of $162,000.00 (i.e. $54,000.00 per month) (the “Abated Monthly Installment of Rent”) for the 2nd, 3rd and 4th full calendar months of the Term following the Expansion Effective Date (the “Abatement Period”). If an Event of Default occurs at any time during the Term and Tenant fails to cure such Event of Default within any applicable cure period under the Lease, and as a result thereof, Landlord elects to terminate the Lease, all unamortized Abated Monthly Installment of Rent (i.e. based upon the amortization of the entire Abated Monthly Installment of Rent in equal monthly amounts during the Extended Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Monthly Installment of Rent in the Event of Default shall not limit or affect any of Landlord's other rights, pursuant to the Lease or at law or in equity. Only Abated Monthly Installment of Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

IV.	Expenses and Taxes.

A.
Original Premises for the Extended Term. Tenant shall be obligated to pay Tenant’s Proportionate Share of Expenses and Taxes accruing in connection with the Original Premises in accordance with the terms of the Lease from the Extension Date through the Extended Term.

B.
Expansion Space From Expansion Effective Date Through Extended Expiration Date. Effective as of the Expansion Effective Date, Tenant shall be obligated to pay Tenant’s Proportionate Share of Expenses and Taxes for the 2540 Building accruing in connection with the Expansion Space in accordance with the terms of the Lease from and after the Expansion Effective Date through the Extended Term. Tenant’s Proportionate Share of the 2540 Building shall be 100%.

C.
Rent Adjustments. Effective as of the date of this Amendment, Section 4.1.2 of the Lease is hereby amended by deleting in the 5th, 6th and 7th lines the following: “; provided, however, in the event the Building is damaged by an earthquake…shall not exceed $45,000.00 for each such Earthquake Event”.

D.
Annual Limit on Earthquake Deductible. In any given Lease Year earthquake insurance deductibles included in Expenses shall be limited to an amount (the “Annual Limit”) not to exceed 0.5% of the total insurable value of the project in which the Building is located per occurrence (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Lease Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Lease Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Lease Year may be included (up to the Annual Limit) in Expenses for the next succeeding Lease Year, and so on with respect to each subsequent Lease Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Lease Years, in the aggregate, 5.0% of the total insurable value of the project in which the Building is located).

V.	Improvements.

A.
Condition of Original Premises and Expansion Space. Tenant is in possession of the Original Premises and has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.
Tenant Improvements. Tenant shall be permitted to construct the Tenant Improvements for the Original Premises and the Expansion Space in accordance with the provisions of Exhibit B, Work Letter, attached hereto.

C.
Landlord’s Work. Landlord shall construct the Landlord’s work identified in Section III of Exhibit B, Work Letter, hereto. Tenant acknowledges that such work may not be completed prior to the date on which possession of the Expansion Space is tendered to Tenant.

D.
HVAC. Landlord shall not have any obligations with respect to the heating, ventilation and air conditioning systems serving the Premises (“Premises HVAC”). Subject to the foregoing, all references in the Lease to the “Premises” shall be deemed to include the Premises HVAC. As part of Tenant’s obligations under Section 7.2 of the Lease, Tenant shall keep the Premises HVAC in good condition and repair. Without limiting the foregoing, Tenant shall enter into a service contract with a local contractor for service, maintenance and repair of the Premises HVAC, which shall provide for servicing by such contractor no less often than quarterly. A copy of such contract shall be delivered to Landlord upon Landlord’s written request.

VI.    Letter of Credit. The amount of the Letter of Credit required pursuant to Section 45 of the Lease shall be reduced to $203,445.00. Tenant will cause the existing Letter of Credit to be amended to provide for an outside expiration date of December 31, 2023, within ten (10) business days following the full execution and delivery of this Amendment.

VII.
Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.
Parking. Notwithstanding any contrary provision in Section 30 to the Lease, “Parking,” (i) effective as of the Expansion Effective Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, an additional 79 unreserved parking passes for the Expansion Space at no charge through the Extended Termination Date and (ii) effective as of the Extension Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord 180 unreserved parking passes at no charge for the Original Premises through the Extended Termination Date.

B.	Right to Extend. Provided there is no Event of Default under any provision of the Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Original Premises, the entire Expansion Space, or both, and has not assigned or sublet any of its interest in the Lease (except in connection with a Permitted Transfer), Tenant may extend the Term of the Lease, for either the Original Premises, the Expansion Space, or both (but in all events only if Tenant then occupies the portion of the Premises), for one (1) period of 24 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months nor more than 12 months prior to the expiration date of the Term, Tenant’s written notice of its irrevocable commitment to extend (the “Commitment Notice”). Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect.

The Annual Rent and Monthly Installment of Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved office space being leased in Santa Clara based on then-current leasing rates for similarly improved office space being in Santa Clara (the “Prevailing Rate”). In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

Within 10 days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate. Should each of the parties timely designate an appraiser, than the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years experience in the valuation of commercial office buildings in Santa Clara County, California.
Within 10 days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties. The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.
Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In determining such value, the appraiser shall first consider rental comparables for the Building and the project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space owned by Landlord or its affiliates in the vicinity with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for brokerage commissions to reduce said fair market rental. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.
Within 20 days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to the Lease for the extension period and Tenant shall execute and return same to Landlord within 10 days. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.
Any attempt to assign or transfer any right or interest created by this Section to other than pursuant to a Permitted Transfer shall be void from its inception. Tenant shall have no other right to extend the Term beyond the extension created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to the Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Time is specifically made of the essence in this Section.

C.
Monument Signage. Tenant shall have the right to install exclusive signage on the 2540 Building monument), which signage shall consist only of the name of Tenant and/or Tenant’s logo; provided, however, in no event shall such signage contain an “Objectionable Name” (as defined below). The type, location and design of such signage shall be subject to the prior written approval of Landlord and the City of Santa Clara, and shall be consistent with Landlord's signage criteria for the Project. Landlord will not unreasonably withhold its consent to the type, location and design of such signage so long as it substantially conforms to Tenant’s signage on the monument sign of the 3990 Building and is otherwise in compliance with Landlord’s signage criteria for the Project. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense. Tenant understands and agrees that it shall use Landlord’s designated contractor for installing the monument signage. Should Tenant fail to have the monument signage installed 6 months following the Expansion Effective Date, then Tenant’s right to install same thereafter shall be deemed null and void. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without prior consent of Landlord. Tenant’s signage right shall belong solely to the original Tenant and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion; provided, however, Landlord will not unreasonably withhold its consent to an assignment of Tenant’s signage rights under this Section in connection with any assignment of Tenant’s interest in the entire Premises pursuant to the terms of the Lease. The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building, or which would otherwise reasonably offend a landlord of comparable buildings. In the event Tenant, exclusive of any subtenant(s), fails to occupy at least fifty percent (50%) of the 2540 Building, then Tenant shall, within 30 days following notice from Landlord, remove the monument signage at Tenant’s expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the monument that are reasonably necessary due to the removal.

D.
Building Signage. If Landlord elects to establish a program for building top signage at the 3990 Building or the 2540 Building, Tenant shall have the right to install a building top sign on such Buildings (the “Building Top Signage”) on the terms set forth in this Paragraph G, which signage shall consist only of the name and/or logo of Tenant; provided, however, in no event shall such signage contain an Objectionable Name. The location of such signage shall be reasonably approved by Landlord, and type and design of such signage shall be subject to the prior written approval of Landlord, and the City of Santa Clara, and shall be consistent with Landlord’s signage criteria for the Building; provided, however, Landlord will not unreasonably withhold its consent to such Building Top Signage provided such signage shall not have an Objectionable Name. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense. Should Tenant fail to have the Building Top Signage installed within 6 months after the date on which Landlord notifies Tenant that it has established such building top signage program, then Tenant’s right to install same thereafter shall be deemed null and void. Except for the foregoing or as otherwise permitted in the Lease, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior consent of Landlord. Tenant’s signage right shall belong solely to the original Tenant, and may not be transferred or assigned (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) hereof) without Landlord’s prior written consent which may be withheld by Landlord in Landlord’s sole discretion. In the event such Building Top Signage is installed and thereafter Tenant, exclusive of any subtenant(s), fails to occupy substantially all of the entire 2540 Building or the entire 3990 Building, then Tenant shall, within thirty (30) days following notice from Landlord, remove the Building Top Signage from the 2540 Building or the 3990 Building, as applicable, at Tenant’s expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.

E.	Waiver of Jury Trial/Judicial Reference. The following shall be added to the end of Section 19.3 of the Lease:

“In the event that the jury waiver provisions in the preceding sentence are not enforceable under California law, then, unless otherwise agreed to by the parties, the following provisions of this Section shall apply. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section shall apply to an unlawful detainer action.”

E.
Site Plan. The site plan attached to Exhibit A-1 of the Lease shall be deleted and Exhibit A-1 to this Amendment shall be substituted in lieu thereof. The “Project” under the Lease shall be known as Santa Clara Park at Freedom Circle.

F.
SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

G.	Deleted Provisions. Effective as of the date hereof, Section 29 (Relocation) and Section 43 (Option to Renew) of the Lease are deleted in their entirety and of no further force and effect.

H.
Right of First Offer. Tenant’s “Offer Right” set forth in Section 44 (Right of First Offer) of the Lease shall remain in effect through the Extended Term except that the Offer Right shall apply only to potential leases of the entire Offer Building and not to any leases for any lesser portion thereof. Accordingly, “Potential Offer Space” shall mean and refer to the entire Offer Building.

I.	Amendment to Section 9.4, Assignment and Subletting. The last sentence of Section 9.4 of the Lease is deleted in its entirety and replaced with the following:

“The “Cost Component” is the reasonable costs incurred by Tenant for leasing commissions, reasonable attorneys’ fees and tenant improvements in connection with such sublease, assignment or other transfer.”

VIII.    GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.
Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.
Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.	Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the

Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.
Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.
California Certified Access Specialist Inspection.  Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)).  Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises."  If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties.  Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "CASp Report") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease.  Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

G.	Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

H.
Brokers.  The following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Jones Lang LaSalle / Menlo Park (“Tenant’s Broker”) is the agent of Tenant exclusively.  By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Amendment.

I.
Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

J.
Nondisclosure of Terms. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

FREEDOM CIRCLE LLC		CHEGG, INC.
a Delaware limited liability company		a Delaware corporation

By	/s/ Douglas G. Holte	By:	/s/ Andrew Brown
	Douglas G. Holte	Printed Name:	Andrew Brown
	Division President,	Title:	Chief Financial Officer
Office Properties

By	/s/ Steven M. Case	By:
	Steven M. Case	Printed Name:
	Executive Vice President	Title:
Office Properties

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

EXHIBIT A-1

SITE PLAN

N
FREEDOM CIRCLE
MISSION COLLEGE BOULEVARD
2518
BUILDING 4
3900
BUILDING 5
2520
BUILDING 3
3910
BUILDING 6
2540
BUILDING 2
2560
BUILDING 1
3990
BUILDING 7
3920
BUILDING 10
3940
BUILDING 11
3930
BUILDING 9
3960
BUILDING 12
3970
BUILDING 8
FREEDOM CIRCLE
HICHBORN DRIVE
MAP NOT TO SCALE

EXHIBIT B

WORK LETTER

As used in this Work Letter, the “Premises” shall be deemed to mean the Original Premises and the Expansion Space, as defined in the attached Amendment.

I.    TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements”) shall consist of any work required to complete the Premises pursuant to approved plans and specifications. Tenant shall employ its own architect and general contractor in constructing the Tenant Improvements. Landlord approves DevCon as the general contractor to perform the Tenant Improvements. The work shall be undertaken and prosecuted in accordance with the following requirements:

A.
Concurrently with sign-off by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as required) for review and approval by Landlord, which approval shall not be unreasonably withheld. Notwithstanding anything set forth herein to the contrary, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of space plans, construction drawings and specifications if a "Design Problem" exists. A "Design Problem" shall mean and refer to any design criteria which would (a) affect the Base Building or Building Systems; (b) be in non-compliance with building codes or other applicable laws; (c) cause material interference with Landlord or other tenants of the Building; (d) affect the certificate of occupancy or its legal equivalent for a building or any portion thereof; or (e) be visible from the exterior of the Premises, provided that to the extent it is visible from the exterior of the Premises, such visibility shall be subject to Landlord's reasonable approval. To the extent applicable, the build-out of the Tenant Improvements shall include Landlord’s building standard tenant improvements, materials and specifications for the Project, unless otherwise approved by Landlord in writing when approving the construction documents. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.

B.	All construction drawings prepared by Tenant’s architect shall follow Landlord’s CAD standards, which standards have been provided to Tenant prior to the execution of this Amendment.

C.	Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications by Tenant within 5 business days following receipt thereof by Landlord.

D.
Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers and subcontractors designated or approved by Landlord. Landlord hereby approves the following architect and subcontractors: DCI Architect, Silicon Valley Mechanical, Howell Electric, GMR Fire Protection, and Castro Plumbing. All other subcontractors shall be subject to Landlord’s reasonable approval, and Landlord may require that one or more designated subtrades be union contractors.

E.	Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work.

F.
Tenant’s general contractor and each of its subcontractors shall comply with Landlord’s reasonable requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction.

G.	A construction schedule shall be provided to Landlord prior to commencement of the construction work, and weekly updates shall be supplied during the progress of the work.

H.	Tenant shall give Landlord 10 days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.	Tenant and its general contractor shall attend weekly job meetings with Landlord’s construction manager for the Project.

J.
Upon completion of the work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Premises signed by Tenant’s architect, (ii) CAD files of the improved space compatible with Landlord’s CAD standards, (iii) a final punchlist signed by Tenant, (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the “Close-out Package”). Should Tenant fail to provide complete CAD files compatible with Landlord’s standards as required herein, Landlord may cause its architect to prepare same and the cost thereof shall be reimbursed to Landlord by Tenant within 30 days of invoice therefor.

K.	The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws.

L.	All of the provisions of the Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Expansion Effective Date.

M.
It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Original Premises and, in this regard, Tenant agrees to assume any risk of injury, loss or damage occurring in the Original Premises which may result. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Original Premises in order for the foregoing Tenant Improvements to be completed in the Premises, that the Expansion Effective Date is not conditioned upon nor shall such date be extended by the completion of the foregoing Tenant Improvements, and that no rental abatement shall result while the foregoing Tenant Improvements are completed in the Premises.

Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein. In no event shall Tenant’s failure to complete the Tenant Improvements extend the Expansion Effective Date or Extension Date.

II.    COST OF THE WORK

A.
Landlord shall provide to Tenant a tenant improvement allowance in the amount of $1,896,309.00 (the “Landlord Contribution”) which may be applied to any Tenant Improvement to either the Original Premises, Expansion Space or both, and for any code compliance work and building upgrades Tenant is required to perform, with any excess cost to be borne solely by Tenant. The Landlord Contribution shall also be utilized to fund space planning and other architectural costs (including the reasonable cost charged by Landlord’s architect to review Tenant’s drawings and CAD files), construction costs and plan check and permit fees. It is understood that Landlord shall be entitled to a supervision/administrative fee equal to 2% of the Landlord Contribution used by Tenant. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work.

B.
Landlord shall fund the Landlord Contribution (less deductions for the above-described supervision fee and charges of Landlord’s architect) in installments as and when costs are incurred and a payment request therefor is submitted by Tenant. Each payment request shall include a copy of all supporting invoices, conditional progress payment lien waivers (in the form prescribed by the California Civil Code) for labor and materials incorporated in such payment request, unconditional lien waivers (in the form prescribed by the California Civil Code) for labor and materials on the basis of which payment has previously been by Landlord, and pertinent back-up (including copies of Tenant’s payment checks to its contractors and suppliers). Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package. The remaining balance of the Landlord Contribution shall be funded when Landlord receives the complete Close-out Package. Prior to any payment by Landlord hereunder, Tenant shall provide to Landlord in writing the address to which such payment is to be delivered, together with a complete copy of the construction contract(s) for the Tenant Improvements.

III.	LANDLORD WORK

Tenant shall be permitted to use a patio area to be constructed by Landlord for Tenant’s non-exclusive use (the “Patio”). Tenant shall not pay rent with respect to the Patio. The Patio shall be constructed at Landlord’s sole cost and using Landlord’s standard materials in conformance with the following: (a) the Patio will be located in the area located between the 2540 Building and the 3990 Building; (b) the Patio will be approximately 2500-3000 square feet; (c) the Patio will be similar in look, shape and feel of that of the existing patio located near the 3960 and 3970 Freedom Circle building; (d) the Patio shall be furnished by Landlord with a combination of soft seating and cafe/dining tables and chairs and/or benches and umbrellas using building standard materials, similar in look and feel of those currently in place at the patio located near 3960 and 3970 Freedom Circle.

Prior to commencing construction of the Patio, Landlord shall provide Tenant a copy of the plans and specification for the Patio for Tenant’s review and comment. Landlord shall incorporate Tenant’s reasonable comments into the Patio design provided that (i) such comments are in conformity with the requirements set forth above, and (ii) the comments will not result in materially increased cost to construction the Patio (unless Tenant agrees to reimburse Landlord for the increase costs). In addition, during such review phase, Tenant may propose additional design enhancements to the plans and specifications to the Patio, including, without limitation, additional lighting on the pathway to the Patio, adding covering to the Patio, concealed speakers and screen, electrical outlets, etc. (“Design Enhancement”). Subject to Landlord’s reasonable approval, Landlord shall incorporate such Design Enhancements provided that Tenant agree to reimburse Landlord for the additional costs to the Patio as a result of the Design Enhancements.

Landlord and Tenant shall cooperate, in good faith, to develop a design of the Patio and Design Enhancements that will be for the benefit of Landlord, Tenant and such other tenants or occupants who may use the Patio.

IV.	RESTORATION OF IMPROVEMENTS.

Furthermore, with respect to the Tenant Improvements, at the time Landlord approves the Tenant Improvements pursuant to this Work Letter, it will notify Tenant in writing as to which of such Tenant Improvements Tenant will be required to remove on the expiration or earlier termination of the Lease. Furthermore, Tenant shall have no obligation to remove any improvements, alteration or additions to the Original Premises that exist as of the date of this Amendment.